As filed with the Securities and Exchange Commission on September 8, 2016

Registration No. 333-194666

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 4

Form S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ACCUSHARES TRUST I

Sponsored by AccuShares Investment Management, LLC
(Exact name of Registrant as specified in its charter)

Delaware	6799	36-7629280
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

300 First Stamford Place – 4th Floor East
Stamford, CT 06902
1-855-286-7866
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wilmington Trust, N.A., Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

302-651-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Kathleen H. Moriarty, Esq. and Gregory E. Xethalis, Esq.

Kaye Scholer LLP

250 West 55th Street

New York, NY 10019

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Deregistration of Unsold Securities

AccuShares Investment Management, LLC, as sponsor of the Registrant, has terminated the offering of the securities of the AccuShares Spot CBOE VIX Fund pursuant to the registration statement on Form S-1 (Registration No. 333-194666) (the “Registration Statement”), and is hereby filing this Post-Effective Amendment No. 4 to the Registration Statement to terminate the effectiveness of the Registration Statement, and in accordance with the undertakings of the Registration Statement, to remove from registration all securities registered which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment. The Registrant expects that the offering will be terminated on September 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, Connecticut, on September 8, 2016.

ACCUSHARES INVESTMENT MANAGEMENT, LLC
Sponsor of AccuShares Trust I

By:	/s/ Jack Fonss Jack Fonss President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date
/s/ Jack Fonss Jack Fonss	President and Chief Executive Officer (principal executive officer)	September 8, 2016
/s/ Robert Rokose Robert Rokose	Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	September 8, 2016
*	The Registrant is a Trust and the persons are signing in their capacities as officers of AccuShares Investment Management, LLC, the sponsor of the Registrant.